Phillips Edison & Company Reports
First Quarter 2024 Results and
Affirms Full Year Earnings Guidance

CINCINNATI - April 25, 2024 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored neighborhood shopping centers, today reported financial and operating results for the period ended March 31, 2024 and affirmed full year 2024 earnings guidance. For the three months ended March 31, 2024, net income attributable to stockholders was $17.7 million, or $0.14 per diluted share.

Highlights for the First Quarter Ended March 31, 2024
•Reported Nareit FFO of $80.1 million, or $0.59 per diluted share
•Reported Core FFO of $81.7 million, or $0.60 per diluted share
•Affirmed 2024 Nareit FFO and Core FFO guidance ranges of $2.34 to $2.41 per diluted share and $2.37 to $2.45 per diluted share, respectively
•The midpoint of full year 2024 Nareit FFO guidance represents 6.0% year-over-year growth
•The midpoint of full year 2024 Core FFO guidance represents 3.0% year-over-year growth
•Increased same-center NOI year-over-year by 3.7%
•Reported leased portfolio occupancy of 97.2% and same-center leased portfolio occupancy of 97.5%
•Leased inline occupancy increased 50 basis points year-over-year to 94.8%; same-center leased inline occupancy increased 50 basis points year-over-year to 94.9%
•Executed portfolio comparable new leases at a rent spread of 29.1% and inline comparable new leases at a record-high rent spread of 37.4% during the quarter
•Executed portfolio comparable renewal leases at a rent spread of 16.9% and inline comparable renewal leases at a rent spread of 19.2% during the quarter
•Acquired two shopping centers and one land parcel for a total of $55.9 million

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “The PECO team delivered another solid quarter of growth with same-center NOI increasing by 3.7%. Nareit FFO increased 4.9%, and Core FFO increased 4.5%. The continued strength of our operating performance is attributable to our differentiated and focused strategy of owning grocery-anchored neighborhood shopping centers anchored by the #1 or #2 grocer by sales in a market, the PECO team’s ability to drive results at the property level and the many advantages of the suburban markets where we operate our centers. Based on the continued strong operating environment and health of our Neighbors, we are pleased to affirm our full year 2024 earnings guidance for Nareit and Core FFO, which represents year-over-year growth of 6% and 3% at the midpoints, respectively.”

Financial Results for the First Quarter Ended March 31, 2024
Net Income
First quarter 2024 net income attributable to stockholders totaled $17.7 million, or $0.14 per diluted share, compared to net income of $16.6 million, or $0.14 per diluted share, during the first quarter of 2023.

Nareit FFO
First quarter 2024 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 4.9% to $80.1 million, or $0.59 per diluted share, compared to $76.3 million, or $0.58 per diluted share, during the first quarter of 2023.

Core FFO
First quarter 2024 core funds from operations attributable to stockholders and OP unit holders (“Core FFO”) increased 4.5% to $81.7 million, or $0.60 per diluted share, compared to $78.2 million, or $0.59 per diluted share, during the first quarter of 2023.

Same-Center NOI
First quarter 2024 same-center net operating income (“NOI”) increased 3.7% to $106.7 million, compared to $102.9 million during the first quarter of 2023.

Portfolio Overview for the First Quarter Ended March 31, 2024
Portfolio Statistics
As of March 31, 2024, PECO’s wholly-owned portfolio consisted of 284 properties, totaling approximately 32.4 million square feet, located in 31 states. This compares to 275 properties, totaling approximately 31.5 million square feet, located in 31 states as of March 31, 2023.
Leased portfolio occupancy was 97.2% as of March 31, 2024, compared to 97.5% as of March 31, 2023. Same-center leased portfolio occupancy was 97.5% as of March 31, 2024, compared to 97.6% as of March 31, 2023.
Leased anchor occupancy was 98.4% as of March 31, 2024, compared to 99.3% as of March 31, 2023. Leased inline occupancy increased 50 basis points to 94.8% as of March 31, 2024, compared to 94.3% as of March 31, 2023. Same-center leased anchor occupancy was 98.8% as of March 31, 2024, compared to 99.3% as of March 31, 2023. Same-center leased inline occupancy increased 50 basis points to 94.9% as of March 31, 2024, compared to 94.4% as of March 31, 2023.

Leasing Activity
During the first quarter of 2024, 245 leases were executed totaling 1.3 million square feet. This compared to 263 leases executed totaling 1.1 million square feet during the first quarter of 2023.
Comparable rent spreads during the first quarter of 2024, which compare the percentage increase of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 29.1% for new leases, 16.9% for renewal leases and 20.0% combined.

Transaction Activity
During the three months ended March 31, 2024, the Company acquired two shopping centers and one land parcel for a total of $55.9 million. The Company expects to drive growth in these assets through occupancy increases and rent growth, as well as potential future development of ground-up outparcel retail spaces. There were no dispositions in the quarter. The first quarter 2024 acquisitions consisted of:
•Shoppes at Lake Mary, a 74,234 square foot shopping center anchored by Publix located in an Orlando, Florida suburb.
•Memorial at Kirkwood, a 104,887 square foot shopping center located in a Houston, Texas suburb.

Balance Sheet Highlights
As of March 31, 2024, the company had approximately $571 million of total liquidity, comprised of $10.1 million of cash, cash equivalents and restricted cash, plus $560.6 million of borrowing capacity available on its $800 million revolving credit facility.
PECO’s net debt to annualized adjusted EBITDAre was unchanged from 5.1x at December 31, 2023. As of March 31, 2024, the Company’s outstanding debt had a weighted-average interest rate of 4.3% and a weighted-average maturity of 3.8 years when including all extension options, and 75.8% of total debt was fixed-rate debt.

2024 Guidance
PECO has updated its 2024 earnings guidance, as summarized in the table below, which is based upon the Company’s current view of existing market conditions and assumptions for the year ending December 31, 2024. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

(in thousands, except per share amounts)	Q1 YTD	Updated Full Year 2024 Guidance	Previous Full Year 2024 Guidance
Net income per share	$0.14	$0.51 - $0.55	$0.53 - $0.58
Nareit FFO per share	$0.59	$2.34 - $2.41	$2.34 - $2.41
Core FFO per share	$0.60	$2.37 - $2.45	$2.37 - $2.45
Same-Center NOI growth	3.7%	3.25% - 4.25%	3.25% - 4.25%
Portfolio Activity:
Acquisitions, net	$55,902	$200,000 - $300,000	$200,000 - $300,000
Other:
Interest expense, net	$23,335	$98,000 - $106,000	$95,000 - $105,000
G&A expense	$11,813	$45,000 - $49,000	$45,000 - $49,000
Non-cash revenue items(1)	$3,785	$14,500 - $18,500	$14,500 - $18,500
Adjustments for collectibility	$1,837	$4,000 - 5,000	$4,000 - 5,000
(1)Represents straight-line rental income and net amortization of above- and below-market leases.
The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2024 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income per share	$0.51	$0.55
Depreciation and amortization of real estate assets	1.81	1.83
Gain on sale of real estate assets	—	—
Adjustments related to unconsolidated joint ventures	0.02	0.03
Nareit FFO per share	$2.34	$2.41
Depreciation and amortization of corporate assets	0.01	0.01
Transaction costs and other	0.02	0.03
Core FFO per share	$2.37	$2.45

Conference Call Details
PECO plans to host a conference call and webcast on Friday, April 26, 2024 at 12:00 p.m. Eastern Time to discuss first quarter 2024 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Bob Myers and Chief Financial Officer John Caulfield will host the conference call and webcast. Dial-in and webcast information is below.

First Quarter 2024 Earnings Conference Call Details:
Date: Friday, April 26, 2024
Time: 12:00 p.m. ET
Toll-Free Dial-In Number: (888) 210-4659
International Dial-In Number: (646) 960-0383
Conference ID: 2035308
Webcast: First Quarter 2024 Webcast Link
An audio replay will be available approximately one hour after the conclusion of the conference call using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q for the quarter ended March 31, 2024.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•Twitter at https://twitter.com/PhillipsEdison
•Facebook at https://www.facebook.com/phillipsedison.co
•Instagram at https://www.instagram.com/phillips.edison/; and
•Find PECO on LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of omni-channel grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of March 31, 2024, PECO managed 304 shopping centers, including 284 wholly-owned centers comprising 32.4 million square feet across 31 states and 20 shopping centers owned in one institutional joint venture. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.
PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2024 AND DECEMBER 31, 2023
(Condensed and Unaudited)
(In thousands, except per share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Investment in real estate:
Land and improvements	$1,789,539	$1,768,487
Building and improvements	3,860,003	3,818,184
In-place lease assets	500,918	495,525
Above-market lease assets	74,499	74,446
Total investment in real estate assets	6,224,959	6,156,642
Accumulated depreciation and amortization	(1,598,743)	(1,540,551)
Net investment in real estate assets	4,626,216	4,616,091
Investment in unconsolidated joint ventures	24,656	25,220
Total investment in real estate assets, net	4,650,872	4,641,311
Cash and cash equivalents	5,631	4,872
Restricted cash	4,466	4,006
Goodwill	29,066	29,066
Other assets, net	196,474	186,411
Total assets	$4,886,509	$4,865,666

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,015,554	$1,969,272
Below-market lease liabilities, net	110,774	108,223
Accounts payable and other liabilities	102,162	116,461
Deferred income	20,621	18,359
Total liabilities	2,249,111	2,212,315
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 122,323 and 122,024 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1,223	1,220
Additional paid-in capital	3,551,678	3,546,838
Accumulated other comprehensive income	13,144	10,523
Accumulated deficit	(1,266,541)	(1,248,273)
Total stockholders’ equity	2,299,504	2,310,308
Noncontrolling interests	337,894	343,043
Total equity	2,637,398	2,653,351
Total liabilities and equity	$4,886,509	$4,865,666

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues:
Rental income	$158,068	$147,728
Fees and management income	2,565	2,478
Other property income	669	858
Total revenues	161,302	151,064
Operating Expenses:
Property operating	26,534	25,062
Real estate taxes	18,854	18,056
General and administrative	11,813	11,533
Depreciation and amortization	60,206	58,498
Total operating expenses	117,407	113,149
Other:
Interest expense, net	(23,335)	(19,466)
(Loss) gain on disposal of property, net	(5)	942
Other expense, net	(929)	(755)
Net income	19,626	18,636
Net income attributable to noncontrolling interests	(1,956)	(2,017)
Net income attributable to stockholders	$17,670	$16,619
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.14	$0.14

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months ended March 31, 2024 and 2023, Same-Center NOI represents the NOI for the 270 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2022, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for all comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended March 31,		Favorable (Unfavorable)
	2024	2023	$ Change	% Change
Revenues:
Rental income(1)	$112,756	$108,122	$4,634
Tenant recovery income	36,097	35,486	611
Reserves for uncollectibility(2)	(1,772)	(906)	(866)
Other property income	603	848	(245)
Total revenues	147,684	143,550	4,134	2.9%
Operating expenses:
Property operating expenses	23,188	22,421	(767)
Real estate taxes	17,753	18,241	488
Total operating expenses	40,941	40,662	(279)	(0.7)%
Total Same-Center NOI	$106,743	$102,888	$3,855	3.7%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended March 31,
	2024	2023
Net income	$19,626	$18,636
Adjusted to exclude:
Fees and management income	(2,565)	(2,478)
Straight-line rental income(1)	(2,365)	(2,580)
Net amortization of above- and below- market leases	(1,419)	(1,228)
Lease buyout income	(246)	(355)
General and administrative expenses	11,813	11,533
Depreciation and amortization	60,206	58,498
Interest expense, net	23,335	19,466
Loss (gain) on disposal of property, net	5	(942)
Other expense, net	929	755
Property operating expenses related to fees and management income	1,026	315
NOI for real estate investments	110,345	101,620
Less: Non-same-center NOI(2)	(3,602)	1,268
Total Same-Center NOI	$106,743	$102,888

Period-end Same-Center Leased Occupancy %	97.5%	97.6%
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Nareit FFO and Core FFO—The following table presents the Company’s calculation of Nareit FFO and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended March 31,
	2024	2023
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$19,626	$18,636
Adjustments:
Depreciation and amortization of real estate assets	59,776	57,953
Loss (gain) on disposal of property, net	5	(942)
Adjustments related to unconsolidated joint ventures	649	698
Nareit FFO attributable to stockholders and OP unit holders	$80,056	$76,345
Calculation of Core FFO Attributable to Stockholders and OP Unit Holders
Nareit FFO attributable to stockholders and OP unit holders	$80,056	$76,345
Adjustments:
Depreciation and amortization of corporate assets	430	545
Transaction and acquisition expenses	1,174	1,338
Amortization of unconsolidated joint venture basis differences	3	1
Realized performance income(1)	—	(75)
Core FFO attributable to stockholders and OP unit holders	$81,663	$78,154

Nareit FFO/Core FFO Attributable to Stockholders and OP Unit Holders per Diluted Share
Weighted-average shares of common stock outstanding - diluted	136,404	131,943
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.59	$0.58
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.60	$0.59
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2024	2023	2023
Calculation of EBITDAre
Net income	$19,626	$18,636	$63,762
Adjustments:
Depreciation and amortization	60,206	58,498	236,443
Interest expense, net	23,335	19,466	84,232
Loss (gain) on disposal of property, net	5	(942)	(1,110)
Federal, state, and local tax expense	137	118	438
Adjustments related to unconsolidated joint ventures	928	966	3,721
EBITDAre	$104,237	$96,742	$387,486
Calculation of Adjusted EBITDAre
EBITDAre	$104,237	$96,742	$387,486
Adjustments:
Impairment of investment in third parties	—	—	3,000
Transaction and acquisition expenses	1,174	1,338	5,675
Amortization of unconsolidated joint venture basis differences	3	1	17
Realized performance income(1)	—	(75)	(75)
Adjusted EBITDAre	$105,414	$98,006	$396,103
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of March 31, 2024 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of March 31, 2024 and December 31, 2023 (in thousands):

	March 31, 2024	December 31, 2023
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$2,056,059	$2,011,093
Less: Cash and cash equivalents	5,813	5,074
Total net debt	$2,050,246	$2,006,019

Enterprise value:
Net debt	$2,050,246	$2,006,019
Total equity market capitalization(1)(2)	4,880,652	4,955,480
Total enterprise value	$6,930,898	$6,961,499
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 136.1 million and 135.8 million diluted shares as of March 31, 2024 and December 31, 2023, respectively, and the closing market price per share of $35.87 and $36.48 as of March 31, 2024 and December 31, 2023, respectively.
(2)Fully diluted shares include common stock and OP units.
The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of March 31, 2024 and December 31, 2023 (dollars in thousands):

	March 31, 2024	December 31, 2023
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,050,246	$2,006,019
Adjusted EBITDAre - annualized(1)	403,511	396,103
Net debt to Adjusted EBITDAre - annualized	5.1x	5.1x

Net debt to total enterprise value:
Net debt	$2,050,246	$2,006,019
Total enterprise value	6,930,898	6,961,499
Net debt to total enterprise value	29.6%	28.8%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of inflation on the Company and on its tenants. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2023 Annual Report on Form 10-K, filed with the SEC on February 12, 2024, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Hannah Harper, Manager of Investor Relations
(513) 824-7122
hharper@phillipsedison.com